SUNGLASS HUT INTERNATIONAL, INC.

                 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2003

                              PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED OCTOBER 4, 1996)

         Unless otherwise provided, terms used in the Prospectus, dated October 4, 1996 (the "Prospectus"), of Sunglass Hut International, Inc., will have the same meaning when used in this Prospectus Supplement. The Prospectus immediately follows this Prospectus Supplement.

                  INSTRUCTIONS FOR OBTAINING UNRESTRICTED NOTES

         Purchasers who acquire Notes pursuant to the registration statement to which the Prospectus is a part and who desire to obtain Unrestricted Notes may do so by completing the steps set forth in the Prospectus under the caption "Plan of Distribution", provided, however, that THE PURCHASER'S CERTIFICATE INCLUDED AS EXHIBIT A TO THIS PROSPECTUS SUPPLEMENT MUST BE USED INSTEAD OF THE ONE INCLUDED IN THE PROSPECTUS.

                          NOTE SELLING SECURITY HOLDERS
         The following table sets forth certain information with respect to the beneficial holders of the Notes as of May 19, 1998.

                                                                                                          PRINCIPAL AMOUNT
                                                              PRINCIPAL AMOUNT      PRINCIPAL AMOUNT       OF NOTES TO BE
                                                                  OF NOTES           OF NOTES TO BE        OWNED AFTER THE
NAME OF NOTE SELLING SECURITYHOLDERS (1)                     BENEFICIALLY OWNED     OFFERED FOR SALE          OFFERING
--------------------------------------------------------    ---------------------   ------------------    ------------------
Bear Stearns & Co.                                            $    990,000            $    990,000          $        0
BT Alex.Brown                                                      570,000                 570,000                   0
Fidelity Fixed-Income Trust:
         Spartan High Income Fund                               20,520,000              20,520,000                   0
Fidelity Global Yield Trust                                      1,910,000               1,910,000                   0
Fidelity Management Trust Company                               10,830,000              10,830,000                   0
Fidelity World Global High Income Fund                             140,000                 140,000                   0
Foundation Account No.1, Oaktree Capital
         Management L.L.C.                                         480,000                 480,000                   0
Horizon Strategic Income                                            50,000                  50,000                   0
J.P. Morgan Securities, Inc.                                     1,310,000               1,310,000                   0
Lazard Freres & Co., L.L.C.                                     11,685,000              11,685,000                   0
LLC Account No.1, Oaktree Capital Management L.L.C.                220,000                 220,000                   0
Loomis, Sayles & Co., L.P. Investment Advisor                   27,295,000              27,295,000                   0
Maril & Co.                                                        750,000                 750,000                   0
Maxxum American Equity Fund                                        229,000                 229,000                   0
Morgan Stanley & Co., Inc. (3)                                   1,350,000               1,350,000                   0
Paloma Securities, L.L.C.                                        6,425,000               6,425,000                   0
Prudential's Balanced Fund                                       7,566,000               7,566,000                   0
Prudential's Gibralter Fund                                      4,595,000               4,595,000                   0
Smith Barney Inc. (2)                                              975,000                 975,000                   0
Variable Insurance Products Fund:
         High Income Fund                                        1,000,000               1,000,000                   0
Winchester Convertible Plus Ltd., Oaktree Capital                                                                    0
         Management L.L.C.                                         500,000                 500,000
                                                            =====================   ==================    ==================
                                                              $ 99,390,000            $ 99,390,000          $        0
                                                            =====================   ==================    ==================

---------
(1) Except as stated herein, none of the Note Selling Securityholders has any material relationship with the Company.
(2) Smith Barney Inc. has from time to time provided investment banking services to the Company. Smith Barney, Inc. was an initial purchaser of the Notes.
(3) Morgan Stanley & Co., Inc. has from time to time provided investment banking services to the Company. Morgan Stanley & Co., Inc. was an initial purchaser of the Notes.

                   ------------------------------------------

             The date of this Prospectus Supplement is May 19, 1998

                   ------------------------------------------

                          Supplement Page 1 of 1 Pages

                                                                    EXHIBIT A TO
                                                           PROSPECTUS SUPPLEMENT
                                                                  (MAY 19, 1998)

                             PURCHASER'S CERTIFICATE

                        SUNGLASS HUT INTERNATIONAL, INC.

                 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2003

         This Purchaser's Certificate is delivered to Sunglass Hut International, Inc. (the "Company") in connection with that certain registration statement registering the resale of Sunglass Hut International, Inc.'s 5 1/4% Convertible Subordinated Notes Due 2003 (the "Notes"). In order to obtain Unrestricted Notes (as defined in the Prospectus) this certificate must be completed in full and telecopied or otherwise delivered to Jennifer Weeks, Sunglass Hut International, Inc., 255 Alhambra Circle, Coral Gables, Florida 33134; Telecopy (305) 461-6332; Telephone (305) 461-6100 immediately after the purchase of such Notes.

         1.  NAME OF SELLER; AND DTC PARTICIPANT NUMBER

            --------------------------------------------------------------------

         2.  SIGNATURE OF SELLER

         The undersigned hereby confirms that on _______________, 1998, it sold __________________ principal amount of the Notes to the person named below in paragraph three.

                                       Signature: ______________________________

Date:____________________,1998         Print Name:______________________________

                                       Title:___________________________________

         3.  NAME OF PURCHASER; AND DTC PARTICIPANT NUMBER

             -------------------------------------------------------------------

         4.  SIGNATURE OF PURCHASER

         THE UNDERSIGNED HEREBY CONFIRMS THAT IT RECEIVED A COPY OF THE PROSPECTUS DATED OCTOBER 4, 1996 (THE "PROSPECTUS") AND THE PROSPECTUS SUPPLEMENT DATED MAY 19, 1998 ATTACHED THERETO RELATING TO THE SALE OF THE NOTES BY THE SELLER IDENTIFIED HEREIN (THE "SUPPLEMENTAL PROSPECTUS") AT THE TIME OF THE SALE OF THE NOTES TO THE UNDERSIGNED. THE UNDERSIGNED HEREBY PURCHASED $__________________ PRINCIPAL AMOUNT OF THE NOTES FROM THE SELLER PURSUANT TO THE PROSPECTUS AND HEREBY REQUESTS THAT, IN RELIANCE ON THE REPRESENTATIONS MADE BY THE PARTIES HERETO, THE COMPANY DELIVER TO THE UNDERSIGNED UNRESTRICTED NOTES REPRESENTED BY CUSIP NO. 86736F AC 0 IN EXCHANGE FOR THE SAME PRINCIPAL AMOUNT OF RESTRICTED NOTES.

                                       Signature:_______________________________

Date:____________________,199__        Print Name:______________________________

                                       Title:___________________________________